EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made to be effective as of July 3, 2013 (the “Effective Date”), by and between LIVINGVENTURES INC., a Florida corporation (“LVI”),  and Richard A. Asta, as Nominee for certain Purchasers to be identified (each individually a “Member” and together the “Members”).

PREMISES

WHEREAS, LVI owns the entire Membership interest in COMMERCENTERS, LLC, a Florida limited liability company (“Comcen”) and desires to sell its entire interest to the Members, retaining however certain assets and liabilities, all as set forth herein; and

WHEREAS, the Members desire to purchase all of LVI’s interest in ComCen;

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Consideration.

For and in consideration of the sum of One Hundred Thousand and no/100 Dollars, ($100,000), LVI herewith agrees to sell, transfer and assign all of its Membership interest in ComCen to the Members upon the terms and conditions set forth herein.

2.

Closing.

a.

The Closing shall be held no later than July 11, 2013, in the offices of NAI Realvest, 2200 Lucien Way, Suite 350, Maitland, Florida, 32751.

b.

At Closing LVI will deliver appropriate transfer documents in the name of and to the Nominee for and on behalf of the Members, transferring LVI’s interest to them.

c.

At Closing the Members, through the Nominee will deliver to ComCen the consideration set forth in paragraph 1 above, in same day funds. LVI agrees to accept a note for no more than $30,000 if sufficient funds have not been obtained by the Members in time to close on the 11th of July, 2013. The note, if any, will bear interest at 3% per annum and be payable in full on or before the 10th of September, 2013.

3.

Representations and Warranties of LVI.  LVI represents and warrants to the Members that:

(a)

LVI is a properly constituted, valid and subsisting Florida corporation, in good standing in all jurisdictions in which it does business;

(b)

LVI has obtained and has the requisite power and authority to allow it to transfer its Membership interest in ComCen to the Members and no consent from any third party is necessary to allow LVI to engage in and consummate the transaction contemplated in this Agreement;

(c)

Immediately prior to the Closing LVI will own one hundred percent (100%) of the issued and outstanding Membership interests in ComCen;

(d)

Neither the execution and delivery of this Agreement, the consummation of the Transaction or any of the other transactions contemplated by this Agreement nor the assignment of the Membership interest in ComCen to the Members, will breach or violate any of the provisions of any agreement to which LVI is a party or will breach or violate any applicable law, regulation or court order;

(e)

LVI has conducted all due diligence that it may deem necessary in order to satisfy itself that the consideration for the sale of LVI’s Membership interest in ComCen to the Members is fair and adequate and that its entrance into this Agreement and the consummation of the transaction contemplated by this Agreement is in its best interest; and

(f)

This Agreement constitutes the valid and binding agreement of LVI enforceable in accordance with its terms.

4.

Representations and Warranties of the Members.  The Members acting by and through their Nominee, but not on his own, represent and warrant to LVI that:

(a)

The Members have the requisite power and authority to acquire LVI’s Membership interest in ComCen and no consent from any third party is necessary for the Members to engage in and consummate the transaction contemplated in this Agreement;

(b)

Neither the execution and delivery of this Agreement, the consummation of the Transaction or any of the other transactions contemplated by this Agreement nor the assignment of the Membership interest in ComCen to the Members, will breach or violate any of the provisions of any agreement to which the Members are a party or will breach or violate any applicable law, regulation or court order;

(c)

The Members have conducted all due diligence that they may deem necessary in order to satisfy themselves that the consideration for the sale of LVI’s Membership interest in ComCen to the Members is fair and adequate and that its entrance into this Agreement and the consummation of the transaction contemplated by this Agreement is in their best interest; and

(d)

This Agreement constitutes the valid and binding agreement of the Members enforceable in accordance with its terms.

5.

Assets and Liabilities. Attached hereto and made a part hereof as Exhibit 1 is a current balance sheet of ComCen which LVI represents to be true and correct. LVI and the Members agree that all Current Assets shown on Exhibit 1 will remain assets of LVI and not be part of the transfer to the Members with the exception of the cash and the investment interest of ComCen in CommerCenters EB5 Regional Center Investments, both shown on the balance sheet and both of which will be kept by ComCen. Not shown on the balance sheet is the brokerage relationship ComCen has under the license of George Livingston. That brokerage relationship shall remain with ComCen.

a.

At Closing, ComCen will transfer to LVI the Current Assets to be kept by LVI under Paragraph 5 above. In addition to the Current Assets, LVI shall also receive all interest of ComCen in the American Asset Investment Fund, which is known as the Panama Fund.

b.

LVI will assume and agree to pay all liabilities of ComCen, EXCEPT that ComCen will assume and be liable to LVI for One Hundred Twenty Five Thousand Four Hundred Ten and no/100 Dollars ($125,410.00) owed by CommerCenters EB5 Regional Center Investments, LLC under a line of credit agreement renewed as of  the 21st day of June, 2013, (“CNL Line”). ComCen and LVI will agree to indemnify and save harmless the other from all loss, cost and expense resulting the other party’s default in repaying any liabilities assumed or retained hereunder as and when due.

In summary, after Closing, CommerCenters only balance sheet assets will be its interest in CommerCenters EB5 Regional Center Investments, LLC, the cash shown on the balance sheet and the brokerage asset and its only balance sheet liability will be the loan for $125,410 to LVI.

6.

Resignation as Managing Member. ComCen currently acts as the Managing Member of LivingVentures Development, LLC and, simultaneously with Closing hereunder, will be deemed to have resigned as Managing Member.

7.

Resignation of Board Members. Simultaneously with the Closing of the Transaction, Geoff Hampson and Allen Huie shall resign from the Board of Managers of ComCen.

8.

Further Assurances.  Upon Closing the Transaction and from time to time thereafter, the parties hereto agree to execute such additional documents and instruments and take any such other action at the reasonable request of any other party hereto as may be necessary in order to give effect to the Transaction or any other transaction contemplated by this Agreement.

9.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and to each of their permitted successors and assigns.

10.

Severability.  In the event that any one or more provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, any such invalid, illegal or unenforceable provision shall be treated as modified to the least extent necessary to rectify its invalidity, illegality or unenforceability, and shall be enforced as so modified.  If no feasible modification shall save such provision, it will be severed from the remainder of this Agreement, as appropriate.  The remaining provisions of this Agreement shall be unimpaired, and remain in full force and effect.

11.

Headings.  The headings in this Agreement are for the purpose of convenience only.  They are not intended to be a material part of the Agreement, and in the event of any conflict between the heading and the text, the text shall govern.

12.

Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida, without regard to its conflicts of law provisions.  The parties agree to, and do hereby, submit to the exclusive jurisdiction of the state or federal courts of competent jurisdiction sitting in the State of Florida to hear and resolve disputes arising out of, or related to this Agreement, and agree that the exclusive venue for all such actions shall be in Orange County, Florida.

13.

Entire Agreement.  This Agreement contains the entire agreement between the parties as to the subject matter hereof.  This Agreement supersedes all prior oral and written agreements between the parties with respect to the subject matter hereof.  This Agreement may not be modified or amended except in a writing signed by an authorized representative of each party.

14.

Waiver.  The failure of any party to enforce at any time any of the provisions of this Agreement, or to require at any time performance of any of the provisions hereof, shall in no way affect the full right to require such performance at any time thereafter.  No waiver shall be deemed a waiver of any other breach, or any other term or condition hereof.

15.

Notices.  Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, post-paid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).  All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a business day or is required to be delivered on or before a specific day which is not a business day, the day of receipt or required delivery shall automatically be extended to the next business day.  All notices permitted or required to be given hereunder to any party shall be addressed to such party at the address set forth opposite such party’s signature on the signature page to this Agreement.

16.

Counterparts; Electronic Signatures.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Signatures to this Agreement may be exchanged by electronic means and shall have the same legal effect as the exchange of original signatures.

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the day and year above set forth.

ADDRESS
LIVINGVENTURES, INC.		2200 Lucien Way, Suite 350, Maitland,
BY:	/s/ Geoff Hampson	Florida, 32751.
	GEOFF HAMPSON	After July 26, 1800 Pembrook Drive,
Suite 350, Orlando, FL 32810

THE MEMBERS		2200 Lucien Way, Suite 350, Maitland,
BY:	/s/ Richard A. Asta	FL 32751.
	RICHARD A. ASTA, acting	After July 26, 1800 Pembrook Drive,
	as Nominee on behalf of the Members	Suite 350, Orlando, FL 32810
and not individually